UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2006

DIGITAL YOUTH NETWORK CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada

(State or other jurisdiction of incorporation)

0-32715

(Commission File Number)

98-0343194

(IRS Employer Identification No.)

#300 – 1847 West Broadway, Vancouver, British Columbia, Canada V6J 1Y6

(Address of principal executive offices and Zip Code)

(604) 682-6203

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2006, we entered into an agreement with Glentel Inc. whereby Glentel Inc. purchased advertising space on our full color page presentation, “DY Mobile On Demand” page, in the Province and the Ottawa Citizen newspapers. For this advertising space, Glentel Inc. agreed to pay us an advertising fee of $64,000, payable in four equal monthly instalments of $16,000 each.

On July 10, 2006, we entered into an agreement with Flight Centre USA, Inc. d/b/a Flight Centre, whereby Flight Centre purchased advertising on our “DY Mobile On Demand” page in the Province, the Calgary Sun, the Edmonton Sun, the Toronto Sun, 24hrs Toronto and 24hrs Vancouver. For this advertising space, Flight Centre agreed to pay us an advertising fee of $44,000 in three monthly instalments.

On July 10, 2006, we entered into a sponsorship agreement with Sun Media Corporation whereby we agreed to provide Sun Media Corporation a “Mobile on Demand Page” to be published in Toronto 24 Hours. All net revenues derived from the “Mobile on Demand Page” and the websites will be shared between our company and Sun Media Corporation.

On July 17, 2006, we entered into a website development agreement with Jorge Salazar, doing business as Beacon Media Inc., whereby we commissioned Jorge Salazar to create and design and supply original artwork and computer files that would serve as a world-wide website mobile on demand storefronts. In consideration for the artwork and the website we agreed to pay to Jorge Salazar a fee of $9,000 and issue 50,000 shares of our common stock. The $9,000 fee is payable as follows:

a) a payment of $2,250 on August 1, 2006;

b) a payment of $2,250 on August 15, 2006;

c) a payment of $2,250 on September 1, 2006

d) a payment of $2,250 plus GST and any approved options added and overage incurred prior to September 15, 2006, on September 15, 2006

On July 31, 2006, we entered into a sponsorship agreement with Sun Media Corporation, whereby we agreed to provide Sun Media Corporation a “Mobile on Demand Page” to be published in the Calgary Sun and the Edmonton Sun and the design for a store front to be published on each of the websites of the Calgary Sun and the Edmonton Sun. All net revenues derived from the “Mobile on Demand Page” and the websites will be shared between our company and Sun Media Corporation.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Agreement dated March 10, 2006 with Glentel Inc.
10.2	Agreement dated July 10, 2006 with Flight Centre USA, Inc. d/b/a Flight Centre.
10.3	Sponsorship Agreement dated July 10, 2006 with Sun Media Corporation.

10.4         Website Development Agreement dated July 17, 2006 with Jorge Salazar doing business as Beacon Media Inc.

10.5	Sponsorship Agreement dated July 31, 2006 with Sun Media Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL YOUTH NETWORK CORP.

/s/ Jason Jaspar

By: Jason Jaspar

Secretary and Director

Date: September 22, 2006